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                                                                     EXHIBIT 4.6


PROSPECTUS

[LOGO]                     REPUBLIC GROUP INCORPORATED

                                 500,000 Shares
                                  Common Stock
                           Par Value $1.00 Per Share


                           DIVIDEND REINVESTMENT PLAN


         The Dividend Reinvestment Plan (the "Plan") of Republic Group Incorporated ("Republic" or the "Company") provides holders of Republic's Common Stock, par value $1.00 per share (the "Common Stock") with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Common Stock.

         Enrollment in the Plan is entirely voluntary, and Eligible Persons (as defined herein) who participate in the Plan ("Plan Participants") may terminate their participation at any time. Current stockholders who do not enroll in the Plan or who do not elect to have all dividends reinvested under the Plan will continue to receive their cash dividends not so reinvested, if and when declared, as usual. A broker, bank or other nominee, to the extent it is willing, may reinvest dividends on behalf of beneficial owners.

         An eligible holder of Common Stock who participates in the Plan may obtain additional shares of Common Stock by:

         -- reinvesting dividends on all shares registered in the name of the Plan Participant;

         -- reinvesting dividends on part of the shares registered in the name of the Plan Participant (while continuing to receive cash dividends on his or her remaining shares); or

         -- making optional cash payments ("Optional Cash Payments") in amounts of not less than $50 up to a total of $10,000 per calendar quarter, whether or not dividends on shares registered in the name of the Plan Participant are being reinvested.

         At the option of the Company, shares of Common Stock purchased for the Plan may be newly issued shares or treasury shares purchased from the Company or shares purchased in the open market. Open market purchases will be through a broker or dealer designated solely by the Plan Administrator. The Company has designated UMB Bank, n.a. as the initial Plan Administrator. The price to be paid for such additional shares from the reinvestment of cash dividends and investment of Optional Cash Payments will be the Market Price (as defined herein). The Company currently will pay all the costs of administration of the Plan, including brokerage commissions, if any, for purchases of shares pursuant to the Plan, but excluding transaction fees for automatic electronic fund transfers in connection with Optional Cash Payments. Each share of Common Stock purchased pursuant to the Plan will be accompanied by a share purchase right (a "Right") issued under the Company's Rights Agreement, dated May 1, 1996, as amended.

         This Prospectus relates to up to 500,000 authorized shares of Common Stock for purchase under the Plan and the accompanying Rights. Plan Participants should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 5, 1997.
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                             AVAILABLE INFORMATION

         Republic is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, these reports, proxy statements and other information may also be obtained from the web site that the SEC maintains at http://www.sec.gov. Further, Republic's Common Stock is traded on the New York Stock Exchange ("NYSE"), and reports, proxy statements and other information concerning Republic are filed with such exchange. Republic has filed with the SEC a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Republic and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed under the Exchange Act with the SEC are incorporated herein by reference:

         (a)     Annual Report on Form 10-K for the year ended June 30, 1997;

         (b) Description of the Common Stock in Item 1 of Form 8-A dated October 24, 1984; and

         (c) Summary Description of Rights to purchase Common Stock in Item 1 of Form 8-A/A dated November 22, 1996.

         All documents filed by Republic pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for all purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests should be directed to Republic Group Incorporated, P.O. Box 1307, Hutchinson, Kansas, 67504-1307, Attention:
Secretary.  Telephone requests may be directed to the Secretary at (316)
727-2700.

                                  THE COMPANY

         Republic Group Incorporated was incorporated in Delaware in August 1961, as Republic Gypsum Company. The stockholders of the Company approved a change of corporate name on October 26, 1995. References to the Company herein, unless the context requires otherwise, include Republic Group Incorporated and its subsidiaries.

         The Company manufactures and sells 100% recycled paperboard, reclaimed paper fiber, and gypsum wallboard. The Company sells recycled paperboard to converter customers that manufacture composite cans, cores, tubes and other consumer and industrial packaging products. The Company also uses its recycled paperboard as a raw material in the production of its own gypsum wallboard, as well as selling gypsum-grade paperboard to other




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gypsum wallboard manufacturers.  Reclaimed paper fiber is a raw material sold to and used by other recycled paper and paperboard mills as well as the Company's mills. It is the principal component used in the production of recycled paper and recycled paperboard. Gypsum wallboard is a primary building material used by the residential and commercial construction industries.


                    ADVANTAGES AND DISADVANTAGES OF THE PLAN

         Participating in the Plan has both advantages and disadvantages, which are discussed below.

         Advantages:

         (a) The Plan provides Plan Participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of Common Stock in additional shares of Common Stock at the Market Price (as defined in Question 13 under "Description of the Plan" below). The Company will pay all the costs of administration of the Plan other than transaction fees for automatic electronic funds transfers in connection with Optional Cash Payments.

         (b) Plan Participants will have the opportunity to purchase shares of Common Stock without payment of brokerage commissions.

         (c) The Plan provides Plan Participants with the opportunity to make investments of Optional Cash Payments (as defined herein), subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock at the Market Price, including by means of automatic electronic funds transfer.

         (d) The Plan Administrator (as defined herein), at no charge to Plan Participants, will provide for the safekeeping of stock certificates for shares credited to each Plan Participant's account. However, stock certificates for whole shares of Common Stock will be issued to any Plan Participant at no charge upon written request sent to the Plan Administrator.

         (e) A statement of account will be furnished to each Plan Participant as soon as practicable after the purchase of Common Stock made on behalf of a Plan Participant.

         (f) A Plan Participant may transfer ownership within the Plan of any whole or fractional number of shares of Common Stock credited to his or her account through gift, private sale or otherwise. Shares so transferred will continue to be held under the Plan, the transferee will automatically be enrolled in the Plan and all dividends will continue to be reinvested under the terms of the Plan unless such transferee changes or terminates his or her participation in the Plan.

         Disadvantages:

         (a) The Plan Participants bear the financial risk of changes in the market value and marketability of all shares, whether whole or fractional, of Common Stock enrolled in the Plan and allocated to such Plan Participant's account. The Plan Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

         (b) Plan Participants who terminate their enrollment in the Plan and who have the Plan Administrator sell their shares will be charged a brokerage commission in connection with the sale of the shares and a nominal service charge imposed by the Plan Administrator.

         (c) Shares sold by the Plan Administrator at the direction of Plan Participants who terminate their enrollment in or who withdraw shares from the Plan will be sold only on the last business day of the week in which notice to sell is received by the Plan Administrator. Therefore, Plan Participants could experience a decline in the market value of their shares between the date the Plan Administrator receives notice to sell shares and the date such shares are actually sold. (See Question 22 under "Description of Plan.")





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         (d)     The actual number of shares to be acquired by a Plan
Participant and the purchase price to be paid will not be determined until the Pricing Date (as defined in Question 13 under "Description of Plan" below).

         (e) The Market Price of shares purchased pursuant to the Plan may be greater than (or less than) the fair market value of such shares on the relevant Investment Date because of market fluctuations between the Investment Date and the date shares are purchased or the Market Price is established. The Company will have the option as to what source of shares is used. The source of shares selected by the Company for any given Plan purchase may not result in the most favorable purchase price to Plan Participants.

         (f) No interest will be paid by the Company on dividends or Optional Cash Payments held pending reinvestment or investment. In addition, Optional Cash Payments in excess of $10,000 in a calendar quarter will be subject to return to the Plan Participant without interest in the event that the Plan Participant does not obtain a waiver from the Company. (See Question 8 under "Description of the Plan").

         (g) Once Optional Cash Payments have been received by the Plan Administrator, the deposits will not be returned to Plan Participants unless a written request is received by the Plan Administrator at least two days prior to the Investment Date (as defined in Question 12 under "Description of the Plan" below).

         (h) A Plan Participant may not be able to assign, transfer, pledge or liquidate his or her shares of Common Stock enrolled in the Plan as quickly as shares held in other ways such as a brokerage account.

         (i) Plan Participants will be taxed on all dividends paid by the Company on their shares, even though such dividends are not paid in cash, but are invested in shares of Common Stock.

                                USE OF PROCEEDS

         The Company will receive proceeds from the sale of shares pursuant to the Plan only to the extent such shares are acquired directly from the Company. The Plan Administrator or its designee may purchase shares of Common Stock for Plan Participants either in the open market or directly from the Company, as determined by the Company from time to time. However, the Company may not change more often than once every three months its decision to fund the Plan with shares purchased from the open market or directly from the Company. (See question 14 under "Description of Plan.") Neither the number of shares that will ultimately be purchased from the Company under the Plan nor the prices at which such shares will be sold are presently known to the Company. The Company intends to use any proceeds from the sale of shares of Common Stock under the Plan for general corporate purposes and such other purposes that it may determine from time to time. At this time, however, the Company currently has no other plans for the use of such proceeds.

                            DESCRIPTION OF THE PLAN

         The following, in question and answer format, sets forth the provisions of and constitutes the Dividend Reinvestment Plan of the Company as adopted by the Board of Directors of the Company and as in effect on the date of this Prospectus.

                                    PURPOSE

1.       WHAT IS THE PLAN'S PURPOSE?

         The Plan provides eligible holders of the Company Common Stock with a convenient and economical method of investing cash dividends and Optional Cash Payments in additional shares of Common Stock.





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                           PARTICIPATION IN THE PLAN

2.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         The following persons are eligible to participate in the Plan (subject to the other restrictions of the Plan and receipt of any prospectus required to be delivered in connection with the Plan) and may enroll in the Plan ("Eligible Persons"):

         a. Stockholders of the Common Stock registered in such persons' names on the books of the Company ("Registered Owners"); and

         b. Stockholders whose shares are held in nominee name by their brokers, banks or other nominees ("Beneficial Owners"); provided that such Beneficial Owners must either become Registered Owners by having such shares transferred into their own names or make arrangements with their brokers, banks or other nominees to participate on their behalf. Brokers, banks or other nominees may set their own terms and conditions for participation in the Plan, which may differ from those set forth in this Prospectus. In that case, Stockholders must satisfy the terms and conditions established by each broker, bank or other nominee in addition to those set forth in this Prospectus. In addition, certain features of the Plan, including investment of Optional Cash Payments, may not be available to Beneficial Owners participating indirectly in the Plan through brokers, banks or other nominees.

         Stockholders who reside in jurisdictions in which it is unlawful for Republic to permit their participation in the Plan, or in any feature of the Plan, such as the Optional Cash Payment feature ("Excluded Holders"), are not eligible to participate in the Plan or such feature of the Plan. Stockholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing such things as taxes, currency, securities registration and foreign investment. Republic reserves the right to suspend or terminate the participation of any stockholder in the Plan.

         The right to participate in the Plan is not transferable apart from a transfer of a Plan Participant's underlying shares of Common Stock.

3.       HOW DOES AN ELIGIBLE PERSON ENROLL?

         Registered Owners who wish to enroll in the Plan must submit a properly executed Enrollment Form to the Plan Administrator to enroll in the Plan. Such Registered Owners must designate on the Enrollment Form the number of shares to be enrolled in the Plan. If a Plan Participant's shares are registered in more than one name or in a representative capacity (i.e, joint tenants, trustees, etc.), all registered holders must sign the Enrollment Form exactly as their names appear on the Company's stock transfer records.

         Eligible Beneficial Owners who wish to participate in the Plan but whose shares are held in the name of a broker, bank or other nominee must make arrangements with their broker, bank or other nominee to do so.

         Written requests for Enrollment Forms should be directed to the Plan Administrator at:

                                        UMB BANK, n.a.
                                        P.O. Box 410064
                                        Kansas City, Missouri 64141-0064
                                        ATTN:  Securities Transfer Division

Plan Participants may deposit stock certificates for shares enrolled in the Plan with the Plan Administrator for safekeeping. Plan Participants are not required to deposit stock certificates for shares enrolled in the Plan. See Question 5.





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         Shares of Common Stock purchased under the Plan or, as discussed in
Question 5, designated by a Plan Participant for enrollment in the Plan ("Plan Shares") will be registered in the name of the Plan Administrator (or its nominee), as agent for each Plan Participant, and will be credited to the accounts of the respective Plan Participants. As record holder of the Plan Shares held in Plan Participants' accounts, the Plan Administrator will receive dividends on all Plan Shares held on the dividend record date, will credit such dividends to Plan Participants' accounts on the basis of full and fractional shares held in those accounts, and will automatically reinvest such dividends in additional shares of Common Stock. Certificates for any number of whole shares will be issued to a Plan Participant upon written request.

4.       WHEN MAY AN ELIGIBLE PERSON ENROLL IN THE PLAN?

         Eligible Persons may enroll in the Plan at any time. Once enrolled, Plan Participants remain enrolled until their participation is discontinued at their request or is terminated by the Company. See Questions 34-38.

         Participation in the Plan begins when a properly completed and executed Enrollment Form is received from an Eligible Person and accepted by the Plan Administrator. Upon acceptance, the person enrolling becomes a "Plan Participant." In order to participate in a particular dividend, the Plan Participant's enrollment must be effective on or before the record date established for such dividend. If the Enrollment Form is accepted after that record date, the Plan Participant's enrollment will be effective for the next Investment Date (as defined in Question 12); provided that such person is still eligible to be a Plan Participant and his or her participation is not terminated.

         Historically, the Company has paid dividends quarterly in the months of September, December, March, and June. Payments of dividends is, in each case, subject to Board approval.

5.       WHAT OPTIONS DOES AN ELIGIBLE PERSON HAVE WHEN ENROLLING?

         The Enrollment Form provides for the purchase of additional shares of Common Stock through the following investment options:

                 (a) Full Dividend Reinvestment directs the Plan Administrator to invest in accordance with the Plan all of the Plan Participant's cash dividends on all of the shares then or subsequently registered in the Plan Participant's name, and also permits the Plan Participant to make Optional Cash Payments for the purchase of additional shares in accordance with the Plan. Dividends paid on shares accumulated by the Plan Participant under the Plan and held in the Plan Participant's account will also be fully reinvested.

                 (b) Partial Dividend Reinvestment directs the Plan Administrator to invest in accordance with the Plan the cash dividends on only that number of shares registered in the Plan Participant's name which the Plan Participant specifically enrolls for participation in the Plan on the Enrollment Form. This choice also permits the Plan Participant to make Optional Cash Payments for the purchase of additional shares in accordance with the Plan. Dividends paid on shares accumulated by the Plan Participant under the Plan and held in the Plan Participant's account will also be fully reinvested. Dividends on shares registered in the Plan Participant's name that have not been enrolled in the Plan will continue to be mailed to the Plan Participant.

                 (c) Optional Cash Payments Only permits the Plan Participant to make Optional Cash Payments for the purchase of shares at the time or times selected by the Plan Participant, or not at all, at the option of the Plan Participant, in accordance with the Plan.
         Dividends on shares held in the Plan Participant's account will be automatically reinvested. Plan Participants may elect to make Optional Cash Payments through use of the automatic investment feature described below in Question 11.

Under all of the investment options above, dividends paid on shares accumulated by the Plan Participant under the Plan and held in a Plan Participant's account will continue to be automatically reinvested in additional shares of Common Stock until the Plan Participant makes a full or partial withdrawal from the Plan or the Plan is terminated. Further, under the Plan, dividends paid on all shares registered in the Plan Participant's name that have been enrolled for participation in the Plan pursuant to the Enrollment Form will continue to be reinvested in shares of Common





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
Stock until a Plan Participant specifies otherwise. For information on tax withholding requirements that may apply to certain stockholders, see "Federal Income Tax Consequences to Plan Participants."

         IF A STOCKHOLDER RETURNS AN OTHERWISE PROPERLY EXECUTED ENROLLMENT FORM TO THE PLAN ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, SUCH ENROLLMENT FORM WILL BE TREATED AS IF SUCH STOCKHOLDER HAD ENROLLED ALL OF HIS OR HER SHARES IN THE PLAN AND SELECTED THE FULL DIVIDEND REINVESTMENT OPTION.

         Plan Participants may, but are not required to, deposit stock certificates for the Common Stock that is enrolled for participation under the Plan with the Plan Administrator for safekeeping at no charge to the Plan Participant, either at the time of enrollment or at any time after enrollment while participating in the Plan by completing the Share Safekeeping Form provided with the Enrollment Form. The Plan Administrator has the right to maintain title to shares represented by such stock certificates in its name or in the name of its nominee as custodian for the Plan Participants. The method of delivery and risk of loss of shares being delivered to the Plan Administrator will be on Plan Participants. All stock certificates representing shares deposited with the Plan Administrator will (if not already enrolled) be enrolled in the Plan and credited to the Plan Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased under the Plan, and dividends will be reinvested until the shares are transferred, sold or the Plan Participant's participation in the Plan is terminated.

         Eligible Beneficial Owners whose shares are held in nominee name by their brokers, banks or other nominees (defined herein as "record holders") and who wish to participate in the Plan must contact the record holder (e.g. broker, bank or other nominee) of their shares. The Company and the Plan Administrator are authorized to make arrangements with record holders in order to permit Beneficial Owners to participate in the Plan.

         Registered Owners and Beneficial Owners of Common Stock must complete the appropriate forms, or have the record holders of their shares complete appropriate forms, to participate in the Plan. Neither Republic nor the Plan Administrator will be bound by oral instructions by Plan Participants as to participation or other matters concerning the Plan.

6.       ARE THERE ANY FEES OR EXPENSES TO ENROLL IN THE PLAN?

         Plan Participants will not pay any fees or expenses to enroll in the Plan. However, the Market Price of shares purchased pursuant to the Plan may be greater than the fair market value of such shares on the relevant Investment Date. The Company will pay brokerage fees, if any, in connection with shares purchased in the open market pursuant to the Plan. See also Question 19.

                             OPTIONAL CASH PAYMENTS

7.       MAY A PLAN PARTICIPANT MAKE ADDITIONAL CASH PAYMENTS TO THE PLAN?

         All Plan Participants who have submitted (or caused their brokers, banks or other nominees to submit) signed Enrollment Forms indicating their intention to participate in the Plan are eligible to make Optional Cash Payments during any calendar month, whether or not a dividend is declared. Plan Participants may make Optional Cash Payments even if dividends on their shares of Common Stock are not being reinvested. All dividends on shares purchased through Optional Cash Payments will be automatically reinvested in Common Stock unless the Plan Participant withdraws such shares from the Plan.

         Plan Participants are not obligated to participate in the Optional Cash Payment feature of the Plan. Optional Cash Payments also need not be in the same amount each time. INITIAL OPTIONAL CASH PAYMENTS MAY BE MADE BY ENCLOSING A CHECK OR MONEY ORDER, PAYABLE TO "UMB BANK, N.A." WITH THE ENROLLMENT FORM. THEREAFTER, OPTIONAL CASH PAYMENTS MAY BE MADE BY USE OF THE CASH PAYMENT FORM THAT WILL BE ATTACHED TO EACH PLAN PARTICIPANT'S STATEMENT OF ACCOUNT. In all cases, checks must be drawn on United States-domiciled financial institutions or money market mutual funds. All Optional Cash Payments must be in United States dollars. Plan Participants may elect to make Optional Cash Payments through use of the automatic investment feature described





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
below in Question 11. The method of delivery of Optional Cash Payments shall be at the option and risk of the Plan Participant.

         Beneficial Owners participating in the Plan through brokers, banks or other nominees must make arrangements with such brokers, banks or other nominees to make Optional Cash Payments.

8.       WHAT LIMITATIONS APPLY TO OPTIONAL CASH PAYMENTS?

         Plan Participants may invest through Optional Cash Payments a minimum of $50 per transaction and a maximum per calendar quarter of $10,000, subject to waiver, in shares of Company Common Stock. Optional Cash Payments of less than $50 and that portion of any Optional Cash Payment that exceeds the maximum quarterly purchase limit will be returned to the Plan Participants, without interest.

         Plan Participants may make Optional Cash Payments of up to $10,000 each calendar quarter without the prior approval of the Company. Optional Cash Payments in excess of $10,000 may be made by a Plan Participant only upon written approval by the Company. A Plan Participant must submit a "Written Request for Waiver" to the Company stating the reasons for such investment and the amount of such Optional Cash Payment. The Written Request for Waiver will be approved upon the Company's written acceptance of such request. A separate Request for Waiver, with respect to the amount of the Optional Cash Payment, must be submitted and approved each calendar quarter no later than five business days prior to the Pricing Date (as defined in Question 13 below) with respect to which such waiver is sought. For purposes of the Plan, a "Business Day" shall be any day that the Plan Administrator is regularly open for business.

         Grants of requests for waiver will be made at the absolute discretion of the Company. The Company will consider a variety of factors in determining whether to grant a waiver, which may include, among others, the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of the Common Stock, the number of shares of Common Stock held by the Plan Participants submitting the Request for Waiver, the aggregate amount of Optional Cash Payments for which such Requests for Waiver have been submitted and the administrative implications associated with granting such Requests for Waiver.

         PLAN PARTICIPANTS ARE STRONGLY URGED TO SEND OPTIONAL CASH PAYMENTS AS CLOSE AS POSSIBLE TO THE INVESTMENT DATE FOR THE REINVESTMENT OF DIVIDENDS, BUT IN TIME TO BE INVESTED ON THE INVESTMENT DATE (SEE QUESTION 9 BELOW). This will avoid unnecessary accumulations and allow Plan Participants to avoid having their funds disinvested.

9.       WHEN MUST OPTIONAL CASH PAYMENTS BE RECEIVED BY THE PLAN
         ADMINISTRATOR?

         IN ORDER FOR OPTIONAL CASH PAYMENTS TO BE INVESTED ON AN INVESTMENT DATE, THE PLAN ADMINISTRATOR MUST BE IN RECEIPT OF AN ENROLLMENT FORM AND RECEIVE GOOD FUNDS PRIOR TO SUCH INVESTMENT DATE. OPTIONAL CASH PAYMENTS RECEIVED ON OR AFTER AN INVESTMENT DATE WILL BE APPLIED TO THE PURCHASE OF SHARES OF COMMON STOCK ON THE NEXT INVESTMENT DATE, SUBJECT TO THE LIMITATIONS HEREUNDER.

10.      WILL OPTIONAL CASH PAYMENTS BE RETURNED IF REQUESTED?

         THE PLAN ADMINISTRATOR WILL NOT RETURN ANY OPTIONAL CASH PAYMENTS UNLESS WRITTEN NOTICE FROM THE PLAN PARTICIPANT IS RECEIVED AT THE ADDRESS SPECIFIED IN QUESTION 3 ABOVE AT LEAST TWO BUSINESS DAYS PRIOR TO THE RELEVANT INVESTMENT DATE. SUCH OPTIONAL CASH PAYMENTS WILL BE RETURNED WITHOUT INTEREST TO PLAN PARTICIPANTS. The Plan Administrator has the authority to delay returning any Optional Cash Payments for a reasonable period.





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
11.      MAY OPTIONAL CASH PAYMENTS BE MADE BY AUTOMATIC ELECTRONIC FUNDS
         TRANSFER?

         Plan Participants who are Registered Owners of Common Stock may also make automatic monthly investments of a specified amount (not less than $50 per purchase nor more than $10,000 per quarter (or $3,333.33 per month)) by electronic funds transfer from a predesignated U.S. bank account. Eligible Beneficial Owners who wish to make automatic monthly investments under the Plan should contact their brokers, banks or other nominees to determine the necessary arrangements for Optional Cash Payments to be made by electronic funds transfer. See Question 7 above. Plan Participants will be responsible for any charges imposed by their banks, brokers, or other financial institutions for electronic funds transfer. To initiate automatic monthly deductions, Plan Participants must complete and sign an Automatic Monthly Deduction Form and return it to the Plan Administrator, together with a voided blank check or bank and account information for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from the Plan Administrator. Forms will be processed and become effective as promptly as practicable.

         Once automatic monthly investment is initiated, funds will be drawn from the Plan Participant's designated bank account on the date that is three business days prior to the Investment Date for each month. Plan Participants may change or terminate automatic monthly investment by completing and submitting to the Plan Administrator a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Plan Administrator at least fifteen days preceding such Investment Date.

                  INVESTMENT AND REINVESTMENT IN COMMON STOCK

12. WHEN WILL DIVIDENDS BE REINVESTED AND OPTIONAL CASH PAYMENTS BE INVESTED IN THE COMMON STOCK?

         Purchases from Republic of newly issued or treasury shares of Common Stock will be made and be effective on the relevant Investment Date (as defined in the following paragraphs). Purchases of outstanding shares in the market by the Plan Administrator's designee will begin on the relevant Investment Date and will be completed no later than 30 days from such date except where completion at a later date is required or advisable under applicable federal securities laws. The Plan Administrator has full discretion as to all matters relating to such purchases, including the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased (including any securities exchange or the over-the-counter market) and the persons, including brokers or dealers, from or through whom such purchases are made. The Plan Administrator may grant discretion to its designee as to any or all of the matters described above. Neither Republic nor any Plan Participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of brokers or dealers through or from whom purchases are to be made. If the Plan Administrator's designee cannot invest the funds accumulated under the Plan by the expiration of the specified periods, the Plan Administrator will promptly return all excess funds to Plan Participants on a pro rata basis.

         NO INTEREST WILL BE PAID ON DIVIDENDS OR OPTIONAL CASH PAYMENTS HELD PENDING REINVESTMENT OR INVESTMENT.

         For the reinvestment of dividends, the dividend payment date declared by the Board of Directors constitutes the "Investment Date" applicable to the reinvestment of such dividend. For the investment of Optional Cash Payments, the "Investment Date" will be the 15th day of every calendar month, except in months in which dividends are to be paid, in which case the "Investment Date" will be the same as the Investment Date for the reinvestment of dividends. If, however, any Investment Date falls on a date when the exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted or the Plan Administrator's designee to purchase shares is not regularly open for business, the first day immediately following such date on which such exchange, system or designee is open shall be the Investment Date.

13.      WHAT PRICE WILL BE PAID FOR THE COMMON STOCK?

         The purchase price per share of Common Stock purchased with reinvested dividends and Optional Cash Payments will be the Market Price of the Common Stock. The "Market Price" for purposes of the Plan, when the shares are purchased other than from the Company, will be the weighted average price paid for all the shares acquired for a relevant Investment Date, excluding commissions, if any, which are paid by the Company. If the Plan Administrator's designee acquires the shares directly from the Company, the Market Price will be the average of the high and low sales prices or, if none, of the closing bid and ask prices, computed to two decimal places, of the Common Stock as reported on the NYSE or inter-dealer quotation system on which the Common Stock is then listed on the Investment Date. The Investment Date on which the Market Price is determined constitutes the "Pricing Date."

         Plan Participants will not know the exact price to be paid for shares purchased under the Plan at the time of any election to participate (or change of reinvestment options) in the Plan.

14.      HOW MANY SHARES WILL BE PURCHASED AND WHERE WILL THEY BE PURCHASED?

         With respect to dividend reinvestment, a Plan Participant's account will be credited with the number of shares, including fractions of shares (computed to four decimal places), equal to the amount of dividends paid on the number of shares in the Plan Participant's account, divided by the Market Price per share. There is no maximum number of shares that can be acquired pursuant to dividend reinvestment. With respect to Optional Cash Payments, a Plan Participant's Plan account will be credited with the number of shares, including fractions of shares (computed to four decimal places), equal to such payments divided by the Market Price per share.

         Shares will be, at Republic's discretion, newly issued or treasury shares purchased directly from Republic or outstanding shares purchased by the Plan Administrator's designee in the market or any combination of the foregoing; provided, however, that the Company may not change more often than once every three months its decision to fund the Plan with shares purchased from (a) the open market or (b) directly from the Company. The price of shares purchased under the Plan will vary depending upon the source of the shares.
The source of shares selected by Republic for any given Plan purchase may not result in the most favorable purchase price to Plan Participants.

15.      HOW WILL THE SHARES BE PURCHASED?

         The Plan Administrator will commingle all dividends and Optional Cash Payments received and will apply all such payments towards the purchase of additional shares of the Company's Common Stock at and after the relevant Investment Date. In the event that such shares are to be purchased from someone other than the Company, the Plan Administrator may cause the acquisition of such shares on any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or, in the over-the-counter market, and such shares may be subject to such terms (including, but not limited to price and delivery) as agreed upon by the Plan Administrator in its sole discretion. Neither the Company, any of its affiliates nor any Plan Participants shall have any authority or power, directly or indirectly, to direct the time or price at which shares may be purchased, the number of shares to be purchased, the manner in which shares are to be purchased or the selection of any broker or dealer (other than the Plan Administrator itself) through or from which purchases are to be made.

16.      WILL CERTIFICATES FOR SHARES OF COMMON STOCK PURCHASED BE ISSUED?

         No certificates representing shares of Common Stock purchased under the Plan will be issued following the investment of Optional Cash Payments or reinvestment of dividends, except as provided below.

17.      WHAT IS THE DIFFERENCE BETWEEN PLAN SHARES AND OTHER SHARES?

         Plan Shares are shares of Common Stock purchased through reinvestment of dividends or by Optional Cash Payments under the Plan or, as discussed in Question 5, enrolled in the Plan. In contrast, non-Plan Shares are any shares that are not enrolled in the Plan.

         Dividends on all Plan Shares are automatically reinvested under the Plan. Dividends on non-Plan Shares are paid directly to the record owners of such shares, unless such shares are subsequently enrolled for participation in the Plan (see Question 5).

         Certificates are not issued to Plan Participants for Plan Shares purchased under the Plan. Such shares are held in the name of the Plan Administrator or its nominee. This protects against the loss, theft or destruction of stock certificates evidencing such Plan Shares.

         Plan Participants can have certificates issued for the whole Plan Shares held in their Plan accounts upon written request to the Plan Administrator. Unless a Plan Participant specifically requests that such shares be removed from the Plan, however, such shares will continue to be enrolled in the Plan. See Question 21.

         Certificates for shares purchased with dividends reinvested pursuant to instructions received from brokers, banks or other nominee holders will be delivered to the holder of record upon written request to the Plan Administrator. See Question 5.

18. WILL PLAN PARTICIPANTS RECEIVE STATEMENTS OR CONFIRMATIONS OF TRANSACTIONS ON THEIR BEHALF UNDER THE PLAN?

         As soon as practicable after each purchase of Common Stock on behalf of a Plan Participant, a statement of account will be furnished to such Plan Participant. THESE STATEMENTS ARE A RECORD OF THE COST OF PURCHASE OF SHARES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, each Plan Participant will receive, from time to time, copies of all communications sent to stockholders. Duplicate account statements may also be obtained from the Plan Administrator. Plan Participants will be charged a fee of $5 for each such duplicate statement that is one or more years old.

         Each Plan Participant will receive annually Internal Revenue Service information (on Form 1099-DIV) for reporting dividend income received.

19.      WHAT ARE THE COSTS AND EXPENSES IN CONNECTION WITH PARTICIPATING IN
         THE PLAN?

         The Company will pay all the costs of administration of the Plan in connection with a Plan Participant's participation in the Plan other than the transaction fees for automatic electronic funds transfers (see Question 11). The Company will pay brokerage commissions, if any, for purchases of shares pursuant to the Plan. However, (i) beneficial owners who arrange to participate in the Plan indirectly through a broker or other nominee may be required to pay a commission or service fee to such broker or nominee in connection with such participation (see Question 5); (ii) a Plan Participant using the automatic monthly investment feature of the Plan for Optional Cash Payments will not be charged a transaction fee by the Plan but will be responsible for any charges imposed by his or her bank, broker or other financial institution for the electronic funds transfer (see Question 11); and
(iii) a Plan Participant who sells through the Plan Administrator all or a part of the shares held for such Plan Participant under the Plan (including with respect to fractional shares upon termination of participation in the Plan) will be charged any brokerage commissions, service fees, transfer taxes or other costs of sale in connection with such sale (see Question 22).

          CHANGES IN ENROLLMENT PRIOR TO TERMINATION OF PARTICIPATION
                INCLUDING SALE, TRANSFER OR WITHDRAWAL OF SHARES

20. MAY A PLAN PARTICIPANT ASSIGN, TRANSFER OR PLEDGE ALL OR A PART OF THE SHARES CREDITED TO HIS OR HER ACCOUNT UNDER THE PLAN?

         A Plan Participant may transfer ownership within the Plan of any whole or fractional number of shares credited to his or her account under the Plan through gift, private sale or otherwise. The Plan Participant may effect such transfer by mailing a properly completed and executed Transfer Form to the Plan Administrator. Transfer Forms may be obtained from the Plan Administrator.
The transfer will be effective for purposes of the Plan on the date the Plan Administrator effects the transfer.

         Shares so transferred will continue to be held under the Plan, such transferee will automatically be enrolled in the Plan as to the shares transferred, and all dividends on the shares transferred under the Plan to the transferee will be reinvested under the terms of the Plan, unless and until such transferee changes or terminates his or her enrollment in accordance with the terms of the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's account.

         A Plan Participant may not pledge Plan Shares. A Plan Participant who wishes to pledge shares credited to such Plan Participant's account must first withdraw such shares from the account. See Question 20.

21.      WHEN AND HOW MAY SHARES BE WITHDRAWN FROM THE PLAN PRIOR TO
         TERMINATION?

         A Plan Participant may withdraw whole Shares of Common Stock that are credited to a Plan Participant's account and that are held by the Plan Administrator at any time by notifying the Plan Administrator in writing at the address specified in Question 3 above or by completing the appropriate portion of the Remittance Form included with the account statement. A stock certificate for the number of whole shares of Common Stock so withdrawn will be issued in the name of the Plan Participant. In no case will certificates for fractional shares of Common Stock be issued.

         The Plan Administrator will continue to reinvest dividends on the number of shares specified by the Plan Participant on the Enrollment Form in effect at the time of withdrawal, which may result in dividend reinvestment with respect to the withdrawn shares, until the Plan Participant specifies a different number of shares subject to dividend reinvestment by delivering a new Enrollment Form to the Plan Administrator, until a sufficient number of shares are sold by Plan Participant or until such Plan Participant's participation in the Plan is terminated.

22. MAY A PLAN PARTICIPANT REQUEST THAT SHARES CREDITED TO HIS OR HER ACCOUNT UNDER THE PLAN BE SOLD?

         Plan Participants may also request that the Plan Administrator sell any number of whole Shares of Common Stock held in their Plan accounts at any time by giving written instructions acceptable to the Plan Administrator. SHARES WILL BE SOLD UNDER THE PLAN, HOWEVER, ONLY ONCE PER WEEK ON THE LAST BUSINESS DAY OF EACH WEEK THAT THE PLAN ADMINISTRATOR, ITS DESIGNEE AND THE RELEVANT SECURITIES MARKETS ARE OPEN. THEREFORE, THE PLAN ADMINISTRATOR WILL HOLD ALL SELL ORDERS RECEIVED EACH WEEK AND WILL CONSOLIDATE AND PROCESS SUCH ORDERS ON THE LAST BUSINESS DAY OF THE WEEK IN WHICH THE NOTICES TO SELL ARE RECEIVED BY THE PLAN ADMINISTRATOR, PROVIDED THAT INSTRUCTIONS TO SELL ARE RECEIVED BEFORE 1:00 P.M., EASTERN TIME, ON THE PROPOSED DATE OF SALE. The proceeds of sale, less any brokerage commissions, any service fee and any other costs of sale will be sent to the applicable Plan Participant as soon as practicable. The sale price for shares so sold will be the market price received from the sale of such shares. Plan Participants can obtain information as to the amount charged by the Plan Administrator for brokerage commissions and service fees in connection with such sales by contacting the Plan Administrator at (816) 860-7787.

23. MAY A PLAN PARTICIPANT RECEIVE CERTIFICATES FOR SHARES CREDITED TO HIS OR HER ACCOUNT UNDER THE PLAN?

         Stock certificates for whole shares of Common Stock will be issued to any Plan Participant upon written request sent to the Plan Administrator. Unless a Plan Participant specifically requests that such shares no longer be credited to his or her Plan account, such shares will continue to be enrolled in the Plan. See Question 21. Upon receipt of the certificates, the Plan Participant can sell such shares through a broker of the Plan Participant's choice or otherwise transfer such shares.

24. WHAT ARE THE COSTS AND EXPENSES IN CONNECTION WITH MAKING CHANGES IN PARTICIPATION IN THE PLAN?

         The Company will pay all the costs in connection with any changes in enrollment by a Plan Participant other than the brokerage commissions in connection with the sale of shares. The benefit of any reduced commissions, resulting from commingled sales by the Plan Administrator's designee will be passed on, pro rata, to the selling Plan Participants.

                   OTHER MATTERS IN CONNECTION WITH THE PLAN

25.      WHO BEARS THE RISK OF PRICE CHANGES IN THE COMMON STOCK?

         The Plan Participants bear the financial risk of changes in the market value and marketability of all shares, whether whole or fractional, of Common Stock enrolled in the Plan and allocated to such Plan Participant's account. The Plan Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

26. WILL THE PLAN ADMINISTRATOR VOTE SHARES CREDITED TO A PLAN PARTICIPANT'S PLAN ACCOUNT AT STOCKHOLDERS' MEETINGS?

         The Plan Administrator will promptly forward all proxy solicitation materials received relating to shares of Common Stock held under the Plan to the Plan Participants (including brokers, banks and other nominees). The Plan Administrator will vote only those shares of Common Stock held by the Plan Administrator as custodian for the Plan Participants for which a properly executed and completed proxy is timely returned by the Plan Participant.

         For each meeting of stockholders, a Plan Participant will receive proxy cards that will enable the Plan Participant to vote both the shares registered in the Plan Participant's name directly and any Shares of Common Stock credited to the Plan Participant's account (including fractional shares).

         If the proxy cards are signed and returned but no voting instructions are provided, all of the Plan Participant's shares (including Shares credited to the Plan Participant's Plan account) will be voted in accordance with the recommendation of Republic's management. This is the same procedure that is followed for all stockholders who return proxies and do not provide instructions. If the proxy card is not returned or is returned unsigned by the stockholder, none of the Plan Participant's shares will be voted.

         If a Plan Participant elects, he or she may vote his or her shares, including all Plan Shares held for his or her account under the Plan, in person at the stockholders' meeting.

27.      MAY PLAN PARTICIPANTS SET UP INDIVIDUAL RETIREMENT ACCOUNTS?

         Plan Participants may establish qualified individual retirement accounts ("IRAs") under the Plan if permitted by the Plan Administrator and the custodians of the Plan Participants' IRAs.

28. WHAT HAPPENS IF THE COMPANY ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?

         Any stock dividends or split shares of Common Stock distributed by the Company on shares enrolled in the Plan will be credited pro rata to each Plan Participant's account in the same manner as stockholders who are not Plan Participants in the Plan and such shares will be automatically enrolled in the Plan. Stock dividends or split shares distributed on shares registered in a Plan Participant's name will be mailed directly to the Plan Participant.

         The Plan does not provide for the reinvestment of special cash dividends, partial liquidating distributions or non-cash dividends.

29. IF THE COMPANY HAS A RIGHTS OFFERING HOW WILL THE RIGHTS ON PLAN SHARES BE TREATED?

         The Plan Administrator shall promptly forward to Plan Participants any rights offering received by the Plan Administrator as custodian under the Plan and relating to Plan Shares. The Plan Administrator will exercise such rights on such Plan Shares for which properly executed and completed instructions are timely returned by the Plan Participant. Rights offerings by their terms may limit participation to whole shares.

30. DOES THE BOARD OF DIRECTORS HAVE ANY OBLIGATIONS TO DECLARE AND PAY DIVIDENDS AS A RESULT OF THE ADOPTION OF THIS PLAN?

         The Plan will not obligate the Board of Directors of the Company to continue to declare dividends, to pay dividends or, if declared or paid, to declare or pay them at any particular rate. The Company's Board of Directors will continue to determine whether to pay dividends, and when and at what rate, based upon such factors as the Board may consider relevant including the Company's earnings and financial condition.

31. HOW MAY PLAN PARTICIPANTS OBTAIN ANSWERS TO QUESTIONS CONCERNING THEIR PLAN ACCOUNTS?

         Questions concerning Plan accounts, and requests to invest amounts in excess of the maximum monthly purchase limits, should be directed to the Plan Administrator by mail at:

                 UMB Bank, n.a.
                 P.O. Box 410064
                 Kansas City, Missouri 64141-0064
                 ATTN:  Securities Transfer Division

         or by calling (816) 860-7787.

32.      WHAT ARE SOME OF THE PLAN PARTICIPANT'S RESPONSIBILITIES UNDER THE
         PLAN?

         Plan shares are subject to escheat under state laws in the event that such shares are deemed, under such laws, to have been abandoned by the Plan Participant. Plan Participants, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to Plan Participants will be addressed to them at the last address of record provided by Plan Participants to the Plan Administrator.

33. MAY PLAN PARTICIPANTS WRITE CHECKS AGAINST THEIR PLAN ACCOUNTS OR OTHERWISE INSTRUCT THE PLAN ADMINISTRATOR WITH RESPECT TO THEIR ACCOUNTS?

         Plan Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any shares of Common Stock or cash held by the Plan Administrator except as expressly provided herein.

                    TERMINATION OF PARTICIPATION IN THE PLAN

34.      HOW AND WHEN MAY A PLAN PARTICIPANT TERMINATE PARTICIPATION IN THE
         PLAN?

         A Plan Participant may completely terminate his or her participation in the Plan at any time by providing written notice to the Plan Administrator at the address specified in Question 3 above. To be effective for any given dividend payment, the notice to terminate must be received by the Plan Administrator before the Ex-Dividend Date for that dividend payment. The E-Dividend Date for any dividend payment is established by the NYSE and is currently two business days before the dividend payment date. If a notice to terminate is received by the Plan Administrator on or after the Ex-Dividend Date for a dividend payment on the Common Stock, such notice to terminate will not become effective until such dividend has been reinvested and the shares purchased are credited to the Plan Participant's account, as determined by the Plan Administrator, in its sole discretion. Any Optional Cash Payment which would otherwise have been invested on the next Investment Date will be promptly returned to the Plan Participant, but in no event more than 30 days after receipt of the notice of termination.

35.      MAY THE COMPANY TERMINATE A PLAN PARTICIPANT'S PARTICIPATION IN THE
         PLAN?

         The Plan is intended to benefit investors in the Company and is not for investors who engage in transactions which may cause aberrations in the pricing or trading volume of Common Stock. Therefore, the Company may, in its sole discretion, terminate a Plan Participant's participation immediately upon sending written notice to the Plan

Participant at the last known address as shown on the Plan Administrator's records. Such termination will be effective when the notice is sent.

36.      WHAT IF A PLAN PARTICIPANT DIES OR BECOMES INCOMPETENT?

         In the event of the death or legal incompetency of a Plan Participant, the account will continue to be administered according to the Plan Participant's prior instructions until the Plan Administrator receives other instructions from the legal representative of the deceased or incompetent Plan Participant. The Company will terminate a Plan Participant's participation upon receipt of satisfactory (determined by the Plan Administrator in its sole discretion) written evidence of the participant's death or adjudication of incompetency, in which case, however, dividend payments received together with any shares held in the Plan Participant's account will be retained until satisfactory (determined by the Plan Administrator in its sole discretion) evidence of the appointment of the Plan Participant's legal representative and its right to receive the dividends, shares or both, shall have been received by the Plan Administrator. No interest shall be paid on any funds held pending such appointment and delivery.

37. WHAT WILL BE DONE WITH THE SHARES OF COMMON STOCK CREDITED TO A PLAN PARTICIPANT'S ACCOUNT UPON TERMINATION?

         Except as provided above, upon termination of participation in the Plan, the Plan Administrator will send such Plan Participant a stock certificate for the number of whole Plan Shares in such Plan Participant's account and a check in an amount equal to the value of any fractional shares based upon the prevailing Market Price (less applicable costs and fees in connection with the sale not paid by the Company) as soon as practicable after such written notice of termination from a Plan Participant is received by the Plan Administrator, but in no event more than 30 days after receipt of such notice.

         Upon termination of participation in the Plan, Plan Participants who do not wish to receive a stock certificate for the number of whole shares in their account may request that such shares be sold by notifying the Plan Administrator in writing. The Plan Administrator's designee will sell such shares in the manner described in Question 22 at a price equal to the prevailing market price. The proceeds of such sale (less any related commissions, fees and expenses not paid by the Company) will be promptly forwarded to the Plan Participant, but in no event more than 30 days after receipt by the Plan Administrator of the notice to sell the shares.

38.      WHAT ARE THE COSTS AND EXPENSES OF TERMINATION OF PARTICIPATION IN THE
         PLAN?

         The Company will pay all the costs in connection with any termination of enrollment other than the brokerage commissions in connection with the sale of shares and a nominal service fee imposed by the Plan Administrator. The benefit of any reduced commissions resulting from commingled sales by the Plan Administrator's designee will be passed on, pro rata, to the selling Plan Participants.

                           ADMINISTRATION OF THE PLAN

39.      HOW WILL THE PLAN BE ADMINISTERED?

         The Company will appoint a plan administrator (the "Plan
Administrator") that is not an affiliate of the Company and is a registered broker/dealer or a bank as defined in Section 3(a)(6) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company has appointed UMB Bank, n.a. as the Plan Administrator. UMB Bank, n.a. is a transfer agent registered with the Securities and Exchange Commission pursuant to Section 17A of the Exchange Act. The Plan accounts and securities are not insured by the Federal Deposit Insurance Corporation, the Securities Investors Protection Corporation or any similar agency.

40.      WHAT LAW GOVERNS THE INTERPRETATION OF THE PLAN?

         The Plan will be construed in accordance with the laws of the State of Delaware, without application of the conflict of law principles thereof.

              MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

41.      MAY THE PLAN BE MODIFIED, SUSPENDED OR TERMINATED?

         The Company reserves the right to modify the Plan at any time except that the Company may not modify any provision necessary to comply with the federal securities laws. In such event, the Company will promptly provide all Plan Participants with a copy of any material modification. The Company also reserves the right to suspend or terminate the Plan at any time, including the period between a record date and the related Investment Date, for any reason including, without limitation, trading, transactional profit activities or excessive enrollments and terminations which may cause aberrations in the price or trading volume of Common Stock. Plan Participants will also be promptly notified of any such suspension or termination. Upon termination of the Plan, except in the circumstances described below, any uninvested dividends and Optional Cash Payments will be promptly returned, a stock certificate for whole shares credited to each Plan Participant's Plan account will be issued and cash payment will be made for any fractional share credited to each such account.
In that case, Plan Participants shall not have the right to direct the Plan Administrator sell their shares enrolled in the Plan.

         In the event that the Company terminates the Plan for the purpose of establishing another dividend reinvestment plan, Plan Participants will be automatically enrolled in such other Plan and shares credited to their accounts under this Plan will be credited automatically to such other Plan, unless notice to the contrary is received by the Plan Administrator from either a Plan Participant or the Company.

         The Company will pay all the costs in connection with any modification, suspension or termination of the Plan.

             RESPONSIBILITY OF THE COMPANY, THE PLAN ADMINISTRATOR
                     AND THE PLAN ADMINISTRATOR'S DESIGNEE

42. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY, THE PLAN ADMINISTRATOR AND THE PLAN ADMINISTRATOR'S DESIGNEE UNDER THE PLAN?

         Neither the Company, the Plan Administrator nor the Plan Administrator's designee will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a Plan Participant's account upon such Plan Participant's death or legal incompetency, the prices at which shares are purchased or sold for the Plan Participant's account, the times when purchases or sales are made or fluctuations in the market value of Common Stock. The foregoing shall not affect a stockholder's right to bring a cause of action based on alleged violations of federal securities laws. The Plan Administrator has the right to interpret, in its sole discretion, the Plan.

43.      WHAT HAPPENS IF THE PLAN ADMINISTRATOR CANNOT PURCHASE SHARES?

         If Republic determines not to make newly issued or treasury shares available for purchase pursuant to the Plan, and in the event that applicable federal securities laws require the temporary curtailment or suspension of open market purchases of shares under the Plan, neither the Plan Administrator nor Republic will be accountable for the failure of the Plan to purchase shares.
If shares of Common Stock are not available for a period longer than 30 days, the Plan Administrator will, as soon as practicable, mail to the Plan Participants a check payable to the Plan Participant's order in the amount, without interest, of any unapplied funds in the Plan Participant's account.

44.      CAN SUCCESSOR PLAN ADMINISTRATORS BE NAMED?

         Republic may from time to time designate a bank or as defined under
Section 3(a)(6) of the Exchange Act or a registered broker/dealer as defined under Section 3(a)(6) of the Exchange Act as successor Plan Administrator for all or a part of the Plan Administrator's functions under the Plan. If Republic does so, references in this Prospectus to UMB Bank, n.a. shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

              FEDERAL INCOME TAX CONSEQUENCES TO PLAN PARTICIPANTS

         The following discussion is a general summary of certain material federal income tax consequences of participation in the Plan. Plan Participants should consult their own tax adviser to determine particular tax consequences, including state income tax consequences, which vary from state to state, that may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. This summary does not discuss federal or foreign income tax consequences to Plan Participants who are not citizens or residents of the United States or who reside outside the United States.

         REINVESTMENT OF DIVIDENDS. In the case of reinvested dividends, whereby the Plan Administrator acquires shares for a Plan Participant's account directly from Republic, the Plan Participant must include in gross income as a dividend an amount equal to the number of shares purchased with the Plan Participant's reinvested dividends multiplied by the fair market value of a share of Common Stock on the relevant dividend payment date. The Plan Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date (i.e. the amount such Participant must include in income as a dividend as described above). The Company will calculate the fair market value of a share of Common Stock by taking the average of the high and low sales prices or, if none, of the closing bid and ask prices, computed to two decimal places, of the Common Stock as reported on the NYSE or inter-dealer quotation system on which the Common Stock is then listed on the dividend payment date.

         Alternatively, when the Plan Administrator purchases Common Stock with reinvested dividends for a Plan Participant's account on the open market, a Plan Participant must include in gross income as a dividend an amount equal to the full amount of the cash dividend used to purchase such shares plus that portion of any brokerage commissions paid by Republic which are attributable to the purchase of the Plan Participant's shares. The Plan Participant's basis in Plan Shares held for his or her account will be equal to their purchase price plus allocable brokerage commissions.

         As reflected in the foregoing discussion, Plan Participants will be taxed on reinvested dividends despite not receiving any cash.

         OPTIONAL CASH PAYMENTS. In the case of shares purchased on the open market with Optional Cash Payments, stockholders will be in receipt of a dividend to the extent of any brokerage commissions paid by Republic. The Plan Participant's basis in the shares acquired with optional investments will be the cost of the shares to the Plan Administrator plus the additional amount, if any, treated as a dividend for federal income tax purposes.

         RECEIPT OR DISPOSITION OF SHARES. A Plan Participant will not realize any taxable income when he or she receives certificates for whole Plan Shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Plan Participant who receives, upon termination of participation or termination of the Plan, a cash payment for the sale of Plan Shares held for such Plan Participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received, net of brokerage commissions and any other costs of sale, and the Plan Participant's basis in the shares, and/or fractional share sold. Such gain or loss will be capital in character if such shares and/or fractional shares are capital assets in the hands of the Plan Participant. Similarly, a Plan Participant who sells Plan Shares will generally recognize gain or loss in an amount equal to the difference between the amount realized and the tax basis in the Plan Shares that are sold.

         TAX INFORMATION AND BACKUP WITHHOLDING. Plan Participants will receive annual tax information with respect to dividend income received in connection with the Plan, as if such amounts had been paid directly to the Plan Participants. Plan Participants will continue to be subject to backup withholding requirements of the federal income tax laws. If such requirements are not satisfied, 31% of the dividends payable to a Plan Participant will be withheld and paid to the Internal Revenue Service and will not be reinvested under the Plan. In addition, in the case of foreign stockholders whose dividends are subject to U.S. federal withholding tax, such tax will be withheld and paid to the Internal Revenue Service and will not be reinvested under the Plan.

         For further information as to tax consequences of participation in the Plan, Plan Participants should consult with their own tax advisors. The income tax consequences for Plan Participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

         A Plan Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

         In the case of corporate stockholders, dividends may be eligible for the dividends-received deduction.

         Shares of Common Stock purchased under the Plan have Rights attached. Depending upon the circumstances, Plan Participants may recognize taxable income in the event that the Rights become exercisable or are exercised. The redemption of the Rights also would be a taxable event.

         If a Plan Participant fails to provide certain federal income tax certifications in the manner required by law, dividends on shares of Common Stock, proceeds from the sale of fractional shares and proceeds from the sale of shares held for a Plan Participant's account, will be subject to federal income tax withholding at the applicable withholding rate.

         The Tax Equity and Fiscal Responsibility Act of 1982 imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the Internal Revenue Service and the Plan Participant any sale of shares effected on behalf of a Plan Participant.

         If a Plan Participant is a foreign stockholder whose dividends are subject to federal income tax withholding at the applicable withholding rate (or a lower treaty rate), the appropriate amount will be withheld and the balance in shares will be credited to such Plan Participant's account.

                              PLAN OF DISTRIBUTION

         The Common Stock acquired under the Plan from the Company is being sold directly by the Company through the Plan. The Company will pay all the costs of administration of the Plan in connection with a Plan Participant's participation in the Plan, including brokerage commissions, if any, for purchasers of shares pursuant to the Plan. However, (i) beneficial owners who arrange to participate in the Plan indirectly through a broker or other nominee may be required to pay a commission or service fee to such broker or nominee in connection with such participation (see Question 5); (ii) a Plan Participant using the automatic monthly investment feature of the Plan for Optional Cash Payments will be responsible for any charges imposed by his or her bank, broker or other financial institution for the electronic funds transfer (see Question
11); and (iii) a Participant who sells through the Plan Administrator all or a part of the shares held for such Participant under the Plan (including with respect to fractional shares upon termination of participation in the Plan) will be charged any brokerage commissions, service fees, transfer taxes or other costs of sale in connection with such sale (see Question 22).

         Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                    EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended June 30, 1997, 1996 and 1995 have been audited by Arthur Andersen LLP, independent auditors, as stated in its reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Ave, Suite 2200, Dallas, Texas 75201.

                  SECURITIES AND EXCHANGE COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Certificate of Incorporation and By-Laws of the Company provide for the indemnification of its officers and directors under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

================================================================================

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OF SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY REPUBLIC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                        ===============================

                               TABLE OF CONTENTS

                        ================================

                                                 Page
                                                 ----

Available Information . . . . . . . . . . .       2
Incorporation of Certain
  Documents by Reference  . . . . . . . . .       2
Republic Group Incorporated . . . . . . . .       2
The Plan  . . . . . . . . . . . . . . . . .
Advantages and Disadvantages  . . . . . . .       3
Use of Proceeds . . . . . . . . . . . . . .       4
Description . . . . . . . . . . . . . . . .       4
Optional Cash Payments  . . . . . . . . . .       7
Investment and Reinvestment in
  Common Stock  . . . . . . . . . . . . . .       9
Changes in Enrollment . . . . . . . . . . .      11
Other Matters . . . . . . . . . . . . . . .      13
Termination of Participation  . . . . . . .      14
Administration  . . . . . . . . . . . . . .      15
Modification, Suspension or Termination . .      16
Responsibility of the Company, the Plan
   Administrator and the Plan
   Administrator's Designee . . . . . . . .      16
Federal Income Tax Consequences
   to Plan Participants . . . . . . . . . .      17
Plan of Distribution  . . . . . . . . . . .      18
Experts . . . . . . . . . . . . . . . . . .      19
Legal Matters . . . . . . . . . . . . . . .      19
SEC Position on Indemnification for Securities
  Act Liabilities . . . . . . . . . . . . .      19




================================================================




                                 REPUBLIC GROUP
                                  INCORPORATED




                                     [LOGO]





                           DIVIDEND REINVESTMENT PLAN





                                  COMMON STOCK
                               ($1.00 PAR VALUE)




                              -----------------
                                  PROSPECTUS
                              -----------------

                              November 5, 1997


================================================================================

                              ENROLLMENT FORM FOR
             REPUBLIC GROUP INCORPORATED DIVIDEND REINVESTMENT PLAN

                              THIS IS NOT A PROXY

         Signing this Authorization Form below and returning it to UMB Bank, n.a. (the Bank) authorizes the Bank to act on your behalf as described in the Plan Prospectus.

TO:      UMB Bank, n.a.
         Securities Transfer Division
         P.O. Box 410064
         Kansas City, Missouri  64141-0064

         As Plan Administrator please enroll my Common Stock account in the Republic Group Incorporated Dividend Reinvestment Plan as indicated below.

Please print name(s)
                         --------------------------------------------------
exactly as shown on
Stock Certificate
                         --------------------------------------------------

                         --------------------------------------------------
Address for Account
                         --------------------------------------------------

                         --------------------------------------------------
                                                                   Zip Code
Signature(s) of
Registered Owner(s)
(ALL OWNERS MUST SIGN
                         --------------------------------------------------
IF SHARES REGISTERED IN
MORE THAN ONE NAME)
                         --------------------------------------------------

                EXPLANATION OF INVESTMENT OPTIONS UNDER THE PLAN

A. FULL DIVIDEND REINVESTMENT -- Dividends on all Republic common shares enrolled in your account as well as dividends on full and fractional shares credited to your account will be reinvested in additional common shares. Any optional cash payments also will be invested.

B. OPTIONAL CASH PAYMENT ONLY -- Payments received will be invested on the relevant Investment Date as explained in the Prospectus. Payments must be at least $50 and may not exceed a total of $10,000 per quarter (without a prior written waiver by the Company). Dividends on the shares purchased with optional payments will be reinvested to purchase additional common shares.

C. PARTIAL DIVIDEND REINVESTMENT -- Dividends on the number of shares specifically enrolled in your account (but less than all) as well as the dividends on full and fractional shares credited to your account will be reinvested in additional common shares. Dividends on the remaining shares not enrolled in the Plan will be mailed to you. Optional cash payments also will be invested.

         Participation in the Plan is subject to the terms of the Prospectus describing the Plan. You may terminate participation in the Plan by notifying the Plan Administrator, UMB Bank, n.a., in writing.

         Please address inquiries concerning your account to UMB Bank, n.a., P.O. Box 410064, Kansas City, Missouri 64141-0064 or you may call the Bank at
(816) 860-7787.

                        SELECTION OF INVESTMENT OPTIONS

CHECK ONE BOX ONLY

A.    [ ]        FULL DIVIDEND REINVESTMENT -- Please reinvest all dividends for this account. In addition, I may make optional cash payments.

B.    [ ]        OPTIONAL CASH PAYMENT ONLY -- Please invest my enclosed cash payment of at least $50, but continue to send me the cash dividends on shares held by me.

C.    [ ]        PARTIAL DIVIDEND REINVESTMENT - Please reinvest dividends on
                 _________________________________ shares for this account.  In addition, I may make optional cash payments.

         If enclosing cash payment of at least $50 for options A, B, or C below, make check or money order payable to "UMB Bank, n.a." and indicate amount here $__________

         IF A STOCKHOLDER SIGNS AND RETURNS THIS ENROLLMENT FORM WITHOUT ELECTING AN INVESTMENT OPTION, THE STOCKHOLDER WILL BE DEEMED TO HAVE SELECTED OPTION A -- FULL DIVIDEND REINVESTMENT

                          REPUBLIC GROUP INCORPORATED

                           DIVIDEND REINVESTMENT PLAN
                        AUTOMATIC MONTHLY DEDUCTION FORM

Under the Republic Group Incorporated Dividend Reinvestment Plan, you may elect to make Optional Cash Payments monthly by way of automatic electronic funds transfer. This feature is designed to provide you with a convenient method to add to your investment in Republic Group Incorporated common stock on a regular basis. This option allows you to transfer money from your checking account to your Dividend Reinvestment account automatically. You will be responsible for any charges imposed by your bank or other financial institution in connection with the transfer.

INVESTMENT AMOUNT:  $______________ Amount to be invested each month.
   (minimum $50, maximum $10,000 per quarter (or $3,333.33 per month); enter $0 if you wish to terminate your Automatic Monthly Deduction)

Attach a VOIDED check, or complete the bank information below.

                                             (       )
----------------------------------------     ----------------------------------
BANK NAME                                       BANK PHONE NUMBER (including
                                                          Area Code)


----------------------------------------     ----------------------------------
BANK ADDRESS (City & State)                          BANK REPRESENTATIVE


----------------------------------------     ----------------------------------
BANK TRANSIT NUMBER                          BANK ACCOUNT NUMBER

I authorize UMB Bank, n.a., as Plan Administrator of the Republic Group Incorporated Dividend Reinvestment Plan to credit my account by withdrawing the amount specified above from the checking account shown above on the date that is three business days prior to the Investment Date for each month (as defined in the Plan). If this date falls on a weekend or holiday, the withdrawal from my checking account will be made on the next business day. This authorization will remain in effect until it is changed or canceled by written notification

                                                           (     )
------------------------------        -------------        --------------------
AUTHORIZATION SIGNATURE               DATE                 DAYTIME PHONE

                          REPUBLIC GROUP INCORPORATED
                           DIVIDEND REINVESTMENT PLAN
                             SHARE SAFEKEEPING FORM

TO:      UMB Bank, n.a.           (Plan Administrator)
         P.O. Box 410064
         Kansas City, MO  64141-0064

As Plan Administrator, please deposit the following certificates of Republic Group Incorporated Common Stock for safekeeping into my Republic Group Incorporated Dividend Reinvestment Plan account:

Account No.:
                 ---------------------------------------------------

Registration:
                 ---------------------------------------------------


                 ---------------------------------------------------
                 Name(s) as shown on Stock Certificate(s)



============================================================================================================
                                     DESCRIPTION OF SHARES FOR SAFEKEEPING
------------------------------------------------------------------------------------------------------------
           Certificate No.                    Date of Certificate                    No. of Shares
           ---------------                    -------------------                    -------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
  TOTAL OF NUMBER OF SHARES BEING DEPOSITED:
------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------


  -----------------------------------------------------------------------------
                    Signature(s) of registered owner(s)

============================================================================================================

It is suggested that certificate(s) be mailed to the Plan Administrator at the above address by registered, insured mail, but the method of delivery and risk of loss of shares being delivered to the Plan Administrator will be on Plan Participants. Shares deposited with the Plan Administrator may be sold or transferred through the Plan. All dividends on shares deposited into the Plan will be reinvested. It is not necessary to deposit share certificates with the Plan Administrator in order to enroll shares for participation in the Plan. Please see the Prospectus for more information.

                          REPUBLIC GROUP INCORPORATED
                           DIVIDEND REINVESTMENT PLAN

                                 TRANSFER FORM

As explained in the terms and conditions of the Republic Group Incorporated Dividend Reinvestment Plan (the "Plan") I would like to transfer shares held in my account.

Shares may be transferred to individuals, trusts, other organizations or under the Uniform Transfers to Minors Act. In all cases, UMB Bank, n.a., as Plan Administrator for the Plan, must be supplied with a complete registration, including name, address, trustee and trust dates (if applicable) and a social security or tax identification number. In the case of multiple transfers, a separate Transfer Form must be completed for each gift. Failure to supply any of the above information will delay the transfer.

Transferred shares will be debited from the unissued shares held in your Plan account. If you do not have enough shares in unissued form you must include a stock certificate(s) with the completed Transfer Form. Any shares remaining from those submitted that are not being transferred will be deposited into your account and held in safekeeping in unissued form. A certificate will be reissued only on request. (Such remaining shares, however, will not be enrolled in the Plan unless you submit an authorization form covering such shares.)

Transferred shares will continue to be held under the Plan, the transferee will automatically be enrolled in the Plan as to the shares transferred, and all dividends on the shares transferred will be reinvested under the terms of the Plan, unless and until such transferee changes or terminates his or her enrollment in accordance with the terms of the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's account.

Please complete the information requested below and return the Transfer Form to:
                 Republic Group Incorporated Dividend Investment Program
                 c/o UMB Bank, n.a.
                 Securities Transfer Division
                 P.O. Box 410064
                 Kansas City, MO 64141-0064

-------------------------------------------------------------------------------------------------------------------------
PLAN PARTICIPANT INFORMATION

Name:                                                                         Acct. No.:
     ------------------------------------------------------------------------           ---------------------------------

Address:                                            City:                             State:           Zip:
        -------------------------------------------      ----------------------------       ----------     --------------

Social Security Number:
                       --------------------------------------------------------------------------------------------------

Phone Number:                                       Number of Whole Shares Transferred:
             --------------------------------------                                    ----------------------------------

Certificate Number(s) Enclosed:
                               ------------------------------------------------------------------------------------------
(If enclosing certificates, do not endorse.  Certificates should be sent to the address listed above by registered mail.)

TRANSFER REGISTRATION Please print all information requested below.


--------------------------------------------------------------------         --------------------------------------------
First Name                        M.I.             Last Name                 Social Security Number


--------------------------------------------------------------------         --------------------------------------------
Joint Owner First Name            M.I.             Last Name                 Phone Number


-------------------------------------------------------------------------------------------------------------------------
Address                                                     City                     State            Zip


SIGNATURES


By signing this form, I authorize UMB Bank, n.a. as Plan Administrator to debit my account and issue shares in unissued form in the registration listed above. ALL JOINT OWNERS MUST SIGN AND THEIR SIGNATURE(S) MUST BE MEDALLION GUARANTEED.

(X)                                                         (X)
---------------------------------------------------         -------------------------------------------------------------
   PARTICIPANT'S SIGNATURE                 DATE                PARTICIPANT'S SIGNATURE                          DATE

(X)                                                         (X)
---------------------------------------------------         -------------------------------------------------------------
   SIGNATURE/MEDALLION GUARANTEE           DATE                SIGNATURE/MEDALLION GUARANTEE                    DATE